Stemcell Global Research, Inc.
                 (A DEVELOPMENT STAGE COMPANY)

                      FINANCIAL STATEMENTS
                         June 30, 2000






























                       TABLE OF CONTENTS



                                                            PAGE

INDEPENDENT AUDITORS' REPORT................................  1

BALANCE SHEET - ASSETS......................................  2

BALANCE SHEET - LIABILITIES AND SHAREHOLDER'S EQUITY........  3

STATEMENT OF OPERATIONS.....................................  4

STATEMENT OF CASH FLOWS.....................................  5

NOTES TO FINANCIAL STATEMENTS...............................  6



















James E. Slayton, CPA

2858 West Market Street
Suite C
Akron, Ohio 44333
1-330-864-3553

                  INDEPENDENT AUDITORS' REPORT

Board of Directors                                July 31, 2000
Stemcell Global Research, Inc. (The Company)
Las Vegas, Nevada 89102

          I have reviewed the accompanying Balance Sheet of Stemcell Global Research, Inc. (A Development Stage Company) as of June 30, 2000, and related statements of income, retained earnings, and cash flows in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Stemcell Global Research, Inc.

     A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

     Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.



James E. Slayton, CPA
Ohio License ID# 04-1-15582













                 Stemcell Global Research, Inc.
                 (A Development Stage Company)
                         BALANCE SHEET
                             AS AT
                         June 30, 2000





                             ASSETS

     ASSETS                                    June 30              December 31
                                               2000                     1999
CURRENT ASSETS
Cash                                           25,187.00             7,775.00
Money Market Account                            5,909.00            15,374.00
                                           -----------------    -------------------
Total Current Assets                           31,096.00            23,149.00

PROPERTY AND EQUIPMENT
Property and Equipment                              0.00                 0.00
                                           -----------------    -------------------
Total Property and Equipment                        0.00                 0.00

OTHER ASSETS
Patent Rights                                 230,000.00                 0.00
                                           -----------------    -------------------
Total Other Assets                            230,000.00                 0.00

                                           -----------------    -------------------
TOTAL ASSETS                                  261,096.00           $23,149.00
                                                                                                        =========  ==========

         See accompanying notes to financial statements
                               -2-

                 Stemcell Global Research, Inc.
                 (A Development Stage Company)
                         BALANCE SHEET
                             AS AT
                         June 30, 2000



                      LIABILITIES & EQUITY

                                                                                          December
                                                                   June 30, 2000          31, 1999
CURRENT LIABILITIES                                                        $0.00            $0.00
                                                                ---------------------     -------------------
Total Current Liabilities                                                                          0.00                       0.00

OTHER LIABILITIES
Convertible Notes Payable                                             389,445.00              85,000.00
Accrued Interest Payable                                               17,515.00               2,458.00
                                                                ---------------------     -------------------
Total Other Liabilities                                               406,960.00              87,458.00
                                                                ---------------------     -------------------
Total Liabilities                                                     406,960.00              87,458.00

    EQUITY
Common Stock, $0.001 par value, authorized 20,000,000 shares;
issued and outstanding at June 30, 2000 common shares                   1,924.00               1,924.00
Additional Paid in Capital                                            143,839.00             143,839.00
Retained Earnings (Deficit accumulated during development stage)     (291,627.00)           (210,072.00)
                                                                ---------------------     -------------------
Total Stockholders' Equity                                           (145,864.00)            (64,309.00)
                                                                ---------------------     -------------------
    TOTAL LIABILITIES & OWNER'S EQUITY                                261,096.00             $23,149.00
                                                                =====================     ===================





         See accompanying notes to financial statements
                              -3-


                 Stemcell Global Research, Inc.
                 (A Development Stage Company)
                    STATEMENT OF OPERATIONS
                           FOR PERIOD
    June 30, 2000 (unaudited) and June 30, 1999 (unaudited)




                                                 June 30,                  June 30,
                                                 2000                      1999
REVENUE                                          (Unaudited)               (Unaudited)
Revenues                                               0.00                      0.00
Interest Income                                      539.00                      0.00
                                                 ---------------           ----------------
     Total Revenue                                   539.00                      0.00

    COSTS AND EXPENSES
Selling, General and Administrative               82,094.00                 80,762.00
                                                 ---------------           ----------------
     Total Costs and Expenses                     82,094.00                 80,762.00
                                                 ---------------           ----------------
          Net Income or (Loss) before taxes      (81,555.00)               (80,762.00)
          Income Tax Expense                           0.00                      0.00
                                                 ===============           ================
          Net Ordinary Income or (Loss)          (81,555.00)               (80,762.00)
Weighted average
number of common
shares outstanding                                1,890,361                 1,754,283


 Basic Net Loss Per Share                             (0.04)                    (0.05)






         See accompanying notes to financial statements
                               -4-


                 Stemcell Global Research, Inc.
                 (A Development Stage Company)
                    STATEMENT OF CASH FLOWS
                       FOR PERIOD ENDING
                         June 30, 2000



CASH FLOWS FROM OPERATING ACTIVITIES

                                                        June 30, 2000        June 30, 1999
Net (loss) from operations                              ($81,555.00)           (80,762.00)
Adjustments to reconcile net income to net cash
provided
Increase in interest payable                              15,057.00                  0.00

                                                        -----------------     -------------------
     Net Cash provided by Operating Activities           (66,498.00)           (80,762.00)

CASH FLOWS FROM INVESTING ACTIVITIES                     230,000.00
Patent rights purchased                                 -----------------     -------------------
     Net cash used by investing activities              (230,000.00)                 0.00

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Capital Stock                                      0.00            100,831.00
Cash received from convertible note payable              334,445.00             17,500.00
Repayment on notes payable                               (30,000.00)           (17,500.00)
                                                        -----------------     -------------------
     Net cash provided by financing activities           304,445.00            100,831.00
     Balance at beginning of period                       23,149.00                  0.00
     Net increase (decrease)  in cash                      7,947.00             20,069.00
     Balance as at end of period                          31,096.00             20,069.00






         See accompanying notes to financial statements
                               -5-


                 Stemcell Global Research, Inc.
                     (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was organized January 20, 1999 (Date of Inception) under the laws of the State of Nevada, as Stemcell Global Research, Inc. (The Company) has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company has 20,000,000 shares of $.001 par value stock authorized.

     On January 21, 1999, the Company issued 1,651,125 Shares of its $0.001 par value common stock for cash of $1,651.13 and cancellation of a $7,500.00 loan from a founding shareholder for corporate consulting costs.

     On March 9, 1999, the Company completed a public offering that was exempt from federal registration pursuant to Regulation D, Rule 504 of the Securities Act of 1933 as amended, and exempt from state registration pursuant to various state securities transaction exemptions. The Company sold 273,225 shares of Common Stock at a price of $0.50 per share for a total amount raised of $136,612.50. The Company received cash in the amount of $93,535.00, a note receivable in the amount of $5,000.00 and exchange for services rendered in the amount of $38,062.50.

     On March 29, 2000 a convertible promissory note was signed with Atlantique Capital Group, Inc. in the amount of $163,000.00 at a per annum rate of 12%.

     During the period, April 1, 2000 to June 30, 2000, additional convertible promissory notes in the amount of $256,445.00 were issued at a per annum rate of 12%. These notes are convertible at one share for every $1.20 due the holder of the note.

     There have been no other issuances of equity or Common Stock.

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

     Accounting policies and procedures have not been determined except as follows:

     1.  The Company uses the accrual method of accounting.

     2.  The cost of organization was expensed when incurred.

     3. Basic earnings per share is computed using the weighted average number of shares of common stock outstanding. Diluted earnings per share were not include as the inclusion of convertible notes would be anti-dilutive and all contingencies for conversion have not occurred.

     4. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

     5.  The Company has adopted December 31 as its fiscal year end.

                                  -6-
                    Stemcell Global Research, Inc.
                     (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES - CONTINUED

     6. The cost of equipment is depreciated over the estimated useful life of the equipment utilizing the straight line method of depreciation. There was no depreciation during this operating period. There was no equipment purchased through June 30, 2000.

     7. The Company experienced losses for its first operating period January 20, 1999 (Date of inception) to December 31, 1999. The Company will review its need for a provision for federal income tax after each operating quarter and each period for which a statement of operations is issued. The net operating losses will begin to expire in the year 2014.

     8. The Company records its inventory at cost. There was no inventory through June 30, 2000.

     9. The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions which affect the reported amounts of assets and liabilities as at the date of the financial statements and revenues and expenses for the period reported. Actual results may differ from these estimates.

     10. The Company's Statement of Cash Flows is reported utilizing cash (currency on hand and demand deposits) and cash equivalents (short-term, highly liquid investments). The Company's Statement of Cash Flows is reported utilizing the indirect method of reporting cash flows. Schedule of noncash financing activities

Loan cancelled in exchange for stock               7,500.00
Services received in exchange for common stock    45,562.00
Note receivable for common stock                   5,000.00

                                                  58,062.00


     11. The Company will review its long-lived assets and certain identifiable intangible assets for impairment at the end of each operating period reported. The Company will report these assets at recoverable costs.

NOTE 3 - LONG TERM COMMITMENTS

The Company neither owns or leases any real or personal property.





                                  -7-
                    Stemcell Global Research, Inc.
                     (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS

NOTE 4 - GOING CONCERN

    The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through June 30, 2000. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.
It is management's plan to secure additional capital through loans and or private placements.

NOTE 5 - RELATED PARTY TRANSACTION

     Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6 - WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 7-CONVERTIBLE NOTES PAYABLE

     The Company has issued $163,000.00 in convertible notes payable at 12% per annum. The notes have a ninety day term which may be automatically renewed by the Company. These notes are convertible at the Holder's option at the price of $.50 per share, the fair market value of the Company's 504 offering, with demand registration rights and first right of refusal to sell these shares into the Company's first secondary public offering. The notes are not with a related party. The Company also agrees to issue an additional 50,000 shares to the maker of the note, ninety days after the final advance of funds scheduled on March 22, 2000

     The Company has issued an additional $256,445.00 in convertible notes payable during the period April 1, 2000 through June 30, 2000. These notes have a 12% per annum interest rate. The notes are not with a related party and may be converted at the Holder's option at one share of common stock for every $1.20 of liability.

NOTE 8- ACQUIRED TECHNOLOGY

     The Company acquired rights Edge Sun Spots Technology to certain patents which are pending. These rights will be amortized over 60 months commencing July 1, 2000.



                                          -8-


James E. Slayton, CPA

2858 West Market Street
Suite C
Akron, Ohio 44333


To Whom It May Concern:                                July 31, 2000


     The firm of James E. Slayton, Certified Public Accountant consents to the inclusion of my report of June 30, 2000, on the Financial Statements of Stemcell Global Research, Inc. in any filings that are necessary now or in the near future to be filed with the U. S. Securities and Exchange Commission.


Professionally,




James E. Slayton, CPA
Ohio License ID # 04-1-15582